Exhibit 4.3

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAW OR ANY OTHER SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

FUNCTION (X) INC.

WARRANT

Warrant No. 1
Dated:   February 16, 2011

Holder:                       Berenson Investments LLC
Number of Shares:    100,000

Function (X) Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, the holder whose name appears above or its registered assigns (“Holder”), is entitled, subject to the terms set forth herein, to purchase from the Company up to the total number of shares appearing above of Common Stock, $0.001 par value (including any class of common equity of the Company or any successor  company for which such Common Stock becomes exchangeable or into which it becomes convertible, directly or indirectly, pursuant to any reorganization, recapitalization, reclassification, merger, combination, share exchange or similar transaction as provided in Section 3, the “Common Stock”), of the Company (each such share, a “Warrant Share”), at an exercise price equal to $0.80 per share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time from and after this date through and including February 16, 2016 or earlier as provided herein (the “Expiration Date”), and subject to the following terms and conditions:

1.           Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.           Registration of Transfers and Exchanges.

(a)           The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto appropriately completed and duly executed by the Holder or its duly authorized agent, to the Company at the office specified in or pursuant to Section 3(b) and upon the Holder's compliance with Section 4, provided that such transfer is made in compliance with the Securities Act and state securities laws.  Upon any such registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee (a “Transferee”) and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the Transferee thereof shall be deemed the acceptance of such Transferee of all of the rights and obligations of a holder of a Warrant.  Notwithstanding anything to the contrary contained in this Section 2(a), a transfer of any portion of this Warrant will not be effected until the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration under the Securities Act is not required in connection with such proposed transfer.

(b)           This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b), for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant shall be dated the date of such exchange.

3.           Duration, Exercise of Warrants and Redemption.

(a)           This Warrant shall be exercisable by the registered Holder on any day other than a Saturday, Sunday or legal holiday on which the commercial banks in the City of New York, New York, are required or permitted by law to remain closed (a “Business Day”), at any time and from time to time on or after 5:00 p.m., New York City time, February 16, 2011 to and including February 16, 2016.   At 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           The Holder may exercise this Warrant by—

(i)     delivering the Form of Election to Purchase attached hereto appropriately completed and duly executed, to the Company at its office at 159 East 70th Street, New York, New York  10021, or at such other address as the Company may specify in writing to the then registered Holder,

(ii)    surrendering this Warrant to the Company, properly endorsed by the Holder and

(iii)   tendering payment for the number of the Warrant Shares that the Holder intends to purchase in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, of an amount of consideration equal to the Exercise Price in effect on the

 Date of Exercise multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder.

Upon proper exercise of this Warrant by the Holder, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, one or more certificates representing, in the aggregate, the number of Warrant Shares issuable upon such exercise, free of restrictive legends other than as required by this Warrant or by law.  Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly executed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

(c)           This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  If this Warrant is exercised for less than all of the Warrant Shares which may be purchased under this Warrant, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

(d)           The certificate or certificates for Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted (unless registered under the Securities Act) with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

4.           Payment of Taxes.  The Company shall pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration or issue of any certificates for Warrant Shares or Warrants in a name other than that of the registered Holder of the Warrant surrendered, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not required to be paid.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

5.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of such mutilated warrant or evidence reasonably satisfactory to the Company of such loss, theft or destruction.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures, pay such reasonable charges and provide such indemnity as the Company may prescribe.

6.           Reservation of Warrant Shares.  The Company covenants that it shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 7).  The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued and fully paid and nonassessable.  The Company shall provide for and maintain the listing of the Common Stock, including the Warrant Shares, upon any securities exchange or interdealer quotation system, if any, which is the principal exchange or system on which the Common Stock is then traded or listed.

7.           Certain Adjustments.  The Exercise Price payable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 7.  Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price then in effect pursuant hereto, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a)           Stock Splits and Combinations.  If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the price obtained by multiplying the Exercise Price in effect immediately prior to the effective date of such subdivision or combination by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)           Reclassification.  In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination covered by Section 7(a), but including any change in the shares into one or more classes or series of shares), then the Holder shall have the right thereafter to exercise this Warrant only for the shares of stock and other securities of the Company and property receivable by holders of Common Stock following such reclassification or change, and the Holder shall thereafter upon exercise of this Warrant be entitled to receive such amount of securities or property attributable to the number of Warrant Shares such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such action.  The terms of any such reclassification or other change shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following any such reclassification or other action.

(c)           Merger, Consolidation, Etc.   If (A) any person (the “Acquirer”) directly or indirectly acquires the Company in a transaction in which the Company is merged with or into or consolidated with another person or (B) the Company sells or conveys all or substantially all of its assets to another person (unless, subsequent to such merger, consolidation or other transaction, the Company is the surviving entity and the stockholders of the Company immediately prior to the transaction constitute at least a majority of the stockholders of the Company following the transaction, this Section 7(c) shall not apply with respect to such merger, consolidation or other transaction) (such merger, consolidation or other transaction referred to hereinafter as a “Change”), then, upon exercise of this Warrant at any time after the consummation of the Change but prior to the Expiration Date, in lieu of the Warrant Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Change, the Holder shall be entitled to receive such Warrant Shares or other securities, cash, assets or any other property whatsoever which such Holder would have been entitled to receive after the occurrence of such Change had this Warrant been exercised immediately prior to such Change.  As a condition to the consummation of such Change, the Company shall take all reasonable steps to cause the Acquirer to execute and deliver to the Holder of this Warrant a written instrument in which the Acquirer assumes all of the obligations under this Warrant and any adjustments to the Warrant as assumed by the Acquirer that may occur subsequent to the effective date of such Change shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7 of this Warrant.

The Company shall give written notice of any Change to the Holder, in accordance with Section 7(e), at least ten Business Days prior to the effective date of the Change.   The Company’s failure to give notice required by this Section 7(c) or any defect therein shall not affect the validity of the Change covered by this Section 7(c).  However, if the Company fails to give notice, the responsibilities of the Company with respect to this Section 7(c) shall be assumed by the Acquirer and nothing in this paragraph shall prejudice the rights of the Holder pursuant to this Warrant.

(d)           All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(e)	If:

(i) the approval of any stockholders of the Company shall be required in connection with any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into one or more classes or series of shares); or

(ii) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification or change, or dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification or change, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(f)           Notice of Adjustments.  The Company shall promptly, and in any event within ten (10) Business Days, notify the Holder of this Warrant of any adjustment in the Exercise Price or number of Warrant Shares issuable upon the exercise of this Warrant pursuant to the provisions of this Section 7.  Such notice shall be in writing and shall set forth, in reasonable detail, the reason for such adjustment and the calculation thereof.  No defect in such notice, or in the mailing thereof, shall affect any such adjustment or the rights of the Holder hereunder.

8.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Market Price of one share of Common Stock on the Date of Exercise of such Warrant multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9.           Registration Rights.  In the event that the Company proposes to register its Common Stock for public sale or assists Company stockholders in registering shares of Common Stock for public resale, pursuant to a registration statement filed under the Securities Act at any time from the date hereof through the Expiration Date, the Company shall provide notice of such to the Holder not less than twenty (20) days prior to the anticipated filing date (the “Filing Notice”).  The Holder shall have the right, by providing notice to the Company, within ten (10) days of receipt of the Filing Notice, to request that the Company, at the Company’s expense

(other than underwriter’s discounts or commissions), include the Warrant Shares in such registration statement and the Company shall use its reasonable best efforts to include the Warrant Shares in any such registration statement; provided, however, that (x) in the event that market or other conditions require a limitation on the number of shares to be sold under the registration statement, the Company may require the Holder to enter into an agreement whereby the Holder will agree to have the Warrant Shares cut back from sale so that the shares sold pursuant to the registration statement shall be allocated first to the shares of Common Stock offered by the Company, provided that any shares proposed to be registered for resale by members of management of the Company (other than Holder if applicable) shall be cut back prior to any cut back of Warrant Shares, and (y) if at any time after the Filing Notice, the Company determines for any reason in its sole discretion to not register, to delay or withdraw registration of such securities, the Company may, at its election, given written notice of such determination to the Holder, and (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register such securities in connection with such registration, (ii) in the case of a determination to delay registration, shall be permitted to delay registration of the Warrant Shares for the same period as the delay in registering such other securities, and (iii) in the case of a determination to withdraw registration, shall be permitted to withdraw registration.

10.           Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10 prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10 later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (1) if to the Company, to Function (X) Inc., at the address of its chief executive offices, Attention: Chief Executive Officer or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 10.

11.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, except that the obligations of the Company hereunder shall not be assigned except by operation of law.  This Warrant may be amended only in writing duly executed by the Company and the Holder.

(b)           Subject to Section 11(a), nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and its successors and assigns.

(c)           This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely in such State.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions or interpretation of this Warrant.

(e)           This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

(f)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties shall attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(g)           Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

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SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by  its duly authorized officer on the date first written above.

FUNCTION (X) INC. By:_________________________________ Name: Title:

FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant)

To Function (X) Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase  _____________ shares of Common Stock, $0.001 par value  (“Common Stock”), of Function (X) Inc. and encloses herewith $________ in cash or certified or official bank check or checks or wire transfer of immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER

___________________________

(Please print name and address)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: __________, __                _________________________________________
(Signature)
(Print)_________________________________
(By:)  _________________________________
(Name:) ________________________________
(Title:) _________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ELECTION TO TRANSFER

[To be completed and executed only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of Function (X) Inc. to which the within Warrant relates, together with all title and interest therein, and hereby irrevocably appoints ________________ attorney to transfer said right on the books of Function (X) Inc. with full power of substitution in the premises.

Dated:

_______________, ____ 20__

__________________________________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________________
Address of Transferee

_______________________________________________

_______________________________________________

In the presence of:

__________________________________